The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070
                            [CHASE LETTERHEAD]
                               News Release

         Chase Reports Third Quarter Operating Earnings of $738 million


New York, October 20, 1998 -- The Chase Manhattan Corporation (NYSE:CMB) today reported third quarter operating earnings of $738 million, compared with operating earnings of $1.081 billion in the same quarter of 1997. Diluted operating earnings per share were $0.82 in the third quarter of 1998, compared with $1.19 in the same 1997 period.

Reported total net income was $837 million, or $0.94 per share in the third quarter. Reported total net income in the third quarter of 1997 was $982 million, or $1.08 per share.

Third Quarter 1998 Financial Highlights

- Total operating revenues were down three percent from third quarter 1997 levels, as double-digit growth in Chase's National Consumer Services and Global Services franchises offset a 20 percent revenue decline in Global Banking.

- Chase's Tier One capital ratio rose to 8.3 percent at September 30, 1998, from 8.2 percent on June 30, 1998 and 7.8 percent on September 30, 1997. During the quarter, the corporation repurchased a net amount of 7.4 million shares under its repurchase program.

- Total operating noninterest expenses rose four percent, with salary expense lower than in the third quarter of 1997. Operating noninterest expenses were approximately $100 million, or four percent, lower than in the second quarter of 1998.

-    Total  commercial  net  charge-offs   were  $200  million,   as  previously
     estimated, primarily reflecting conditions in Asia and Russia.

"Difficult global market conditions affected third quarter earnings negatively. At the same time, our broadly diversified revenue streams and sound risk management systems have enabled Chase to differentiate itself in an adverse environment," said Walter V. Shipley, chairman and chief executive officer. "Looking ahead, we will continue to maximize the long-term growth potential of this exceptional franchise by maintaining a disciplined approach to risk, capital and expense management."

                               --------------------------
Investor contact:                  John Borden               212-270-7318
Press contact:                     Kathleen Baum             212-270-5089

Financial Performance
Shareholder Value Added (SVA) is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings) less an explicit charge for allocated capital. Additional refinements have been made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

-----------------------------------------------------------------------------------------------------------
THE CHASE MANHATTAN CORP                             Third Quarter                     Nine Months
                                     -------------------------------------------  -----------------------
Dollars, in millions                        1998    O(U)3Q97        O(U)2Q98        1998         O(U) %
                                            ----    ---------       ----------     -------        ------
Operating Revenues                         $4,508     $(156)          $(543)       $14,474          8%
Cash Operating Earnings                       801      (321)           (342)         3,058         (2)
Shareholder Value Added                       68       (390)           (373)           936        (20)
Cash Return on Common Equity                  14%        --              --             19%        --
-----------------------------------------------------------------------------------------------------------

Line-Of-Business Results

-----------------------------------------------------------------------------------------------------------
GLOBAL BANK                                             Third Quarter                  Nine Months
Dollars, in millions                        1998    O(U)3Q97        O(U)2Q98        1998         O(U) %
                                            ----    ---------       ----------      ------        ------
Operating Revenues                         $1,890     $(461)          $(641)        $6,918          3%
Cash Operating Earnings                       451      (302)           (334)         2,030         (4)
Shareholder Value Added                       (20)     (321)           (335)           632        (17)
Cash Return on Common Equity                   12%       --              --             19%        --
-----------------------------------------------------------------------------------------------------------

Cash operating earnings in the Global Bank declined to $451 million in the third quarter of 1998; revenues fell 20 percent to $1.890 billion. For the nine months period, operating revenues rose three percent and cash return on common equity was 19 percent.

A significant factor reducing Global Bank revenues and earnings in the third quarter of 1998 was the decrease in equity-related investment gains to $60 million, from $370 million in the preceding period and $249 million in the year-ago quarter.

Trading revenues and associated net interest income totaled $259 million for the quarter, a 60 percent decline from last year's third quarter and a 50 percent decline from the previous quarter. However, securities gains realized during the quarter were $261 million, representing a portion of the increased value in Chase's investment portfolio, which is managed as part of the corporation's overall risk management process. Remaining unrealized gains in Chase's investment portfolio were approximately $1 billion, before taxes, at September 30, 1998, up from approximately $150 million, before taxes, three months ago.

Investment banking fees were $322 million in the quarter, up 5 percent from the year-ago quarter, although down by $116 million from second quarter levels. Strong growth in fee income from loan syndications and merger and acquisition advisory was offset by substantially reduced underwriting fees in high yield and emerging markets.

---------------------------------------------------------------------------------------------------------
GLOBAL SERVICES                                         Third Quarter                  Nine Months
                                     -------------------------------------------  -----------------------
Dollars, in millions                        1998    O(U)3Q97        O(U)2Q98       1998            O(U) %
                                            ----    ---------       ----------     ------          ------
Operating Revenues                          $666       $65             $24         $1,937            12%
Cash Operating Earnings                      122        10               6            359            17
Shareholder Value Added                       63        10               4            185            39
Cash Return on Common Equity                  27%       --              --             27%           --
---------------------------------------------------------------------------------------------------------

Third quarter results for Global Services were highlighted by double-digit revenue growth in each of its three major business lines - Chase Treasury Solutions, Global Investor Services and Global Trust. Despite significant expenses required to prepare for Year 2000 and European Monetary Union, shareholder value added increased sharply from the prior year period. Cash return on common equity held steady at 27 percent for both the third quarter and the nine month periods.

------------------------------------- --------------------------------------------- -------------------------------
NATIONAL CONSUMER SERVICES                              Third Quarter                           Nine Months
                                     -------------------------------------------  -----------------------
Dollars, in millions                        1998    O(U)3Q97        O(U)2Q98       1998            O(U) %
                                           ------   ---------       ----------     ------          ------
Operating Revenues                         $2,055     $201             $52         $5,989           11%
Cash Operating Earnings                       302       (6)              4            894            7
Shareholder Value Added                        78      (44)             --            226          (20)
Cash Return on Common Equity                   18%      --              --             18%          --
--------------------------------------------------------------------------------------------------------------------

Cash operating earnings were $302 million in the third quarter, essentially flat to year-ago levels and compared to the previous quarter. Cash operating earnings for the nine month period were up seven percent and cash return on common equity was 18 percent. Shareholder value added in the third quarter of 1998 declined by $44 million from the prior-year quarter, as a result of increased capital from recent acquisitions.

Revenues from cardmember services grew 16 percent in the quarter to $979 million, with growth primarily driven by portfolio acquisitions. As anticipated, charge-offs rose in the quarter, reflecting the effect of newly-acquired portfolios. These factors, combined with increased marketing costs, resulted in a modest decline in cash operating earnings.

Regional consumer banking revenues rose five percent, as a result of deposit growth in excess of $1.5 billion, and higher fee income from product and pricing initiatives. Cash operating earnings rose seven percent from prior-year levels.

Home finance revenues grew by eight percent, benefiting from significantly higher volume of mortgage originations partially offset by the impact of higher levels of prepayments on the mortgage portfolio. Cash operating earnings grew three percent in the third quarter.

Revenues from diversified consumer services rose 17 percent in the third quarter, with continued strong growth in Chase's auto finance, insurance and consumer investment businesses. Cash operating earnings rose 19 percent.

Additional Financial Information

 - Operating results (revenues and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. Special items in the third quarter of 1998 include $191 million in pre-tax interest income ($123 million after tax), resulting from tax refunds in prior years, and a $37 million pre-tax charge ($24 million after tax) for the accelerated vesting of stock-based awards. Special items in the same 1997 quarter include an $85 million pre-tax charge ($54 million after tax) for the accelerated vesting of stock-based awards and merger-related restructuring costs.

 - Credit exposure to hedge funds was $2.7 billion at September 30, 1998, including loans, resale agreements, mark-to-market foreign exchange and derivatives contracts and undrawn commitments to extend credit. Of this amount, approximately $1.7 billion is secured by cash and treasury securities, approximately $700 million by other securities, and approximately $300 million is unsecured. Chase has made a $300 million investment in Long-Term Capital Management. In addition, Chase has approximately $400 million invested in other hedge funds with no single investment larger than $25 million. These other investments are included in trading assets, are marked-to-market and have produced a year-to-date return of negative four percent.

 - Chase's exposure to emerging markets in Asia and Latin America has declined substantially in the past nine months, as detailed in the attached tables. In addition, at September 30, 1998, Chase had approximately $200 million of lending and trading-related exposure to Russia, a decline of over $250 million from August 31, 1998. Chase also had approximately $450 million in resale agreements secured by non-ruble denominated Russian debt, at September 30, 1998.

 - The provision for credit losses in the third quarter of 1998 was $455 million, compared with $190 million in the year-ago quarter and $338 million in the second quarter of 1998. Nonperforming assets at September 30, 1998 were $1.533 billion compared with $1.036 billion at September 30, 1997 and $1.365 billion at June 30, 1998.

 - Total assets at September 30, 1998 were $356 billion, down approximately $10 billion from the second quarter of 1998 and from year-ago levels. As a result, Chase was able to repurchase net $351 million of its stock during the third quarter and still increase its Tier One capital ratio to 8.3 percent at the end of the quarter.


    All per share results reflect a two-for-one stock split that became effective June 15, 1998.

Chase's news releases and quarterly financial results are available on the Internet at www.Chase.com.

                                             THE CHASE MANHATTAN CORPORATION
                                      SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                                  (in millions, except per share and ratio data)

                                                                                      %                                        %
    As of or for the period ended                          Third Quarter            Over/              Nine Months            Over/
                                                                                   (Under)                                  (Under)
                                                         1998           1997        3QTR 97         1998        1997        YTD 97
                                                     -----------    -----------   ----------    -----------  ----------    ---------
    OPERATING BASIS (a)
    Operating Revenue                                    $4,508        $ 4,664         (3%)        $14,474     $13,404         8%
    Operating Noninterest Expense                         2,614          2,505           4%          7,942       7,282         9%
    Credit Costs (b)                                        749            445          68%          2,003       1,338        50%
    Operating Net Income                                 $  738        $ 1,081        (32%)        $ 2,870     $ 2,999       (4%)

    Cash Operating Earnings                              $  801        $ 1,122        (29%)        $ 3,058     $ 3,122       (2%)
    Shareholder Value Added (SVA)                            68            458        (85%)            936       1,170      (20%)

    Operating Net Income Per Common Share:
          Basic                                          $ 0.84         $ 1.23        (32%)         $ 3.29     $  3.35       (2%)
          Diluted                                          0.82           1.19        (31%)           3.20        3.22       (1%)

    Performance Ratios:
    Return on Average Total Assets (annualized)           0.81%          1.19%                       1.03%       1.15%
    Return on Average Common Equity  (annualized)         13.1           21.7                        17.8        20.5
    Common Dividend Payout Ratio                            42             25                          33          28
    Efficiency Ratio (Excluding REIT Minority Interest)     58             53                          55          54
    Selected Balance Sheet Items: (c)
    Loans                                                                                         $185,544    $178,892         4%
    Total Assets                                                                                   375,422     382,379       (2%)

    ------------------------------------------------------------------------------------------------------------------------------

    AS REPORTED BASIS
    Revenue                                             $ 4,401        $ 4,415         --          $13,801     $12,718         9%
    Noninterest Expense (Excluding Restructuring Costs)   2,647          2,596          2%           7,981       7,426         7%
    Restructuring Costs                                      --             71         NM              529         172       208%
    Provision for Credit Losses                             455            190        139%           1,137         599        90%
    Net Income                                          $   837        $   982        (15%)        $ 2,636     $ 2,834       (7%)

    Per Common Share:
    Net Income:
          Basic                                         $  0.96        $  1.11        (14%)        $  3.02     $  3.15       (4%)
          Diluted                                          0.94           1.08        (13%)           2.93        3.04       (4%)
    Cash Dividends Declared                                0.36           0.31         16%            1.08        0.93        16%
    Book Value at Period End                              26.24          23.10         14%           26.24       23.10        14%
    Market Value at Period End                            43.13          59.00        (27%)          43.13       59.00      (27%)

    Common Shares:
    Average Common Shares:
          Basic                                           848.3          844.8                       847.4       851.4
          Diluted                                         871.1          869.4                       871.2       884.4
    Common Shares at Period End                           845.5          841.1                       845.5       841.1

    Performance Ratios:
    Return on Average Total Assets(annualized)             0.92%          1.08%                       0.95%       1.08%
    Return on Average Common Equity  (annualized)          14.9           19.6                        16.3        19.3


    Selected Balance Sheet Items:
    Loans                                                                                         $166,572    $163,087         2%
    Total Assets                                                                                   356,450     366,574        (3%)
    Deposits                                                                                       200,319     181,788        10%
    Total Stockholders' Equity                                                                      23,218      21,166        10%



    Capital Ratios:
    Tier I Risk-Based Capital Ratio                                                                   8.3%(d)     7.8%
    Total Risk-Based Capital Ratio                                                                   12.1 (d)    11.6
    Tier I Leverage                                                                                    6.6(d)     6.0

    Full-Time Equivalent Employees                                                                  71,344        68,396

    Note: Share-related data for all periods have been restated to reflect a 2 for 1 common stock split, effective June 15, 1998.

    (a) Excludes the impact of credit card securitizations, restructuring costs and special items.
    (b) Includes provision for credit losses, foreclosed property expenses and charge-offs related to the securitized credit card portfolio.
    (c) Excludes the impact of credit card securitizations.
    (d) Estimated
     NM - Not meaningful
     Unaudited

                                              THE CHASE MANHATTAN CORPORATION
                                                 Lines of Business Results
                                               (in millions, except ratios)

                                                        National Consumer
                              Global Banking (a)           Services (a)           Global Services (a)             Total (b)
Three Months Ended                Over/(Under)1997           Over/(Under)1997            Over/(Under)1997         Over/(Under)1997
   September 30,             1998      $     % or      1998      $      % or     1998      $      % or     1998       $      % or
                                              bp                         bp                         bp                         bp
Operating Revenues          $1,890    $(461)  (20%)    $2,055    $201     11%     $666    $ 65     11%    $4,508     $(156)    (3%)
Cash Operating Earnings        451     (302)  (40%)       302      (6)    (2%)     122      10      9%       801      (321)   (29%)
Average Common Equity       13,919      948     7%      6,636   1,285     24%    1,734      56      3%    21,681     2,658     14%
Average Assets (c)         259,540   (7,084)   (3%)   106,493  10,551     11%    8,928    (890)    (9%)  381,327     6,591      2%
Shareholder Value Added (SVA)  (20)    (321)    NM         78     (44)   (36%)      63      10     19%        68     (390)    (85%)
Cash Return on Common Equity  12.4%           (980)bp   17.7%            (440)bp  27.4%          170bp      14.3%           (830)bp
Efficiency Ratio(Operating)     58%          1,300bp      52%             100bp     71%            --         58%            500bp

                                                       GLOBAL BANKING
                                                   KEY FINANCIAL MEASURES

                                                                                                   Efficiency Ratio
                                  Operating Revenue               Cash Operating Earnings                    Over/
Three Months Ended                     Over/(Under)1997                  Over/(Under)1997                  (Under)
   September 30,               1998     $        %               1998       $       %               1998      1997

Global Investment Banking      $205    $(70)    (26%)            $ 22    $(52)    (71%)             86%      3,100bp
Corporate Lending               402      24       6%              134       8       6%              31         100bp
Global Markets                  749    (167)    (18%)             180    (126)    (41%)             59       1,300bp
Chase Capital Partners          (29)   (251)     NM               (35)   (159)      NM              NM          NM
Global Asset Management
     and Private Banking        198       8       4%               34      (6)    (16%)             71         700bp
Middle Market                   197      (6)     (3%)              43      (7)    (14%)             57         700bp
Chase Bank of
     Texas N.A. (Consolidated)  412      55      15%              118       22      23%             57        (100)bp


                                                 NATIONAL CONSUMER SERVICES
                                                   KEY FINANCIAL MEASURES


                                                                                                      Efficiency Ratio
                                  Operating Revenue               Cash Operating Earnings                       Over/
 Three Months Ended                     Over/(Under)1997                  Over/(Under)1997                     (Under)
   September 30,                1998     $        %               1998       $       %               1998        1997
Cardmember Services             $979    $139     16%             $104      $(6)    (5%)               38%         100bp
Regional Consumer Banking(a)     591      29      5%               97        6      7%                 70       (100)bp
Chase Home Finance               262      20      8%               66        2      3%                 56         400bp
Diversified Consumer Services    247      36     17%               58        9     19%                 47         100bp

Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements were made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

(a) Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and Global Services lines of business results, respectively.
(b)  Total column includes Corporate results.
(c)  Excludes the impact of credit card securitizations.

bp - basis points
NM - Not meaningful
 Unaudited

                                                THE CHASE MANHATTAN CORPORATION
                                                    Lines of Business Results
                                                  (in millions, except ratios)

                                                              National Consumer
                                   Global Banking (a)          Services (a)        Global Services (a)           Total (b)
Nine Months Ended                     Over/(Under) 1997         Over/(Under) 1997     Over/(Under)1997            Over/(Under)1997
September 30,                  1998      $   % or bp      1998     $     % or       1998      $     % or      1998    $       % or
                                                                         bp                          bp                         bp
Operating Revenues             $6,918    $210   3%      $5,989     572    11%      $1,937    $215   12%    $14,474  $1,070       8%
Cash Operating Earnings         2,030     (80) (4%)        894      60    7%          359      51   17%      3,058    (64)      (2%)
Average Common Equity          13,878     978   8%       6,641   1,338    25%       1,728      49    3%     20,999    2,416     13%
Average Assets (c)            268,669  10,052   4%     105,892  12,528    13%       9,182      72    1%    389,377   25,885      7%
Shareholder Value Added (SVA)     632    (132)(17%)        226     (56)  (20%)        185      52    39%       936     (234)   (20%)
Cash Return on Common Equity     19.1%        (180)bp     17.5%          (260)bp     27.3%          380bp     19.0%          (240)bp
Efficiency Ratio (Operating)       49%          300bp       51%          (100)bp       71%         (100)bp      55%            100bp


                                                               GLOBAL BANKING
                                                          KEY FINANCIAL MEASURES



                                                                                                                Efficiency Ratio
                                              Operating Revenue                Cash Operating Earnings                 Over/
Nine Months Ended                             Over/(Under) 1997                    Over/(Under)1997                   (Under)
September 30,                       1998       $          %               1998      $        %               1998      1997

Global Investment Banking           $951     $ 278       41%              $226     $ 66     41%                60%      --
Corporate Lending                  1,169        22        2%               377       (2)     --                31       --
Global Markets                     2,580      (128)      (5%)              799     (144)   (15%)               50     500bp
Chase Capital Partners               587        46        9%               316       22      8%                15     100bp
Global Asset Management
     and Private Banking             594        64       12%               109        6      6%                68     100bp
Middle Market                        587       (29)      (5%)              130      (24)   (15%)               55     600bp
Chase Bank of
     Texas N.A. (Consolidated)     1,185       164       16%               325       62     24%                57   (300)bp


                                                     NATIONAL CONSUMER SERVICES
                                                        KEY FINANCIAL MEASURES


                                                                                                                   Efficiency Ratio
                                              Operating Revenue                Cash Operating Earnings                       Over/
 Nine Months Ended                                 Over/(Under) 1997                   Over/(Under)1997                     (Under)
       September 30,                       1998       $          %               1998      $        %               1998      1997
Cardmember Services                       $2,882     $ 459       19%             $345     $ 80      30%               37%    (200)bp
Regional Consumer Banking (a)              1,727        42        3%              268       (8)     (3%)              72       100bp
Chase Home Finance                           748        38        5%              189        7       4%               55       200bp
Diversified Consumer Services                686        81       13%              142       11       8%               49       200bp


Note: SVA is Chase's primary measure of business unit performance. SVA represents operating earnings excluding the amortization of goodwill and certain intangibles (i.e., cash operating earnings), less an explicit charge for allocated capital. Additional refinements were made to the methodology for the allocation of capital to businesses. Prior periods have been restated to reflect these changes.

(a) Only the global banking portion of Chase Bank of Texas, N.A. is reported in the total Global Banking line of business results. The consumer- and global services-related results for Chase Texas are reported as part of NCS and Global Services lines of business results, respectively.
(b)  Total column includes Corporate results.
(c)  Excludes the impact of credit card securitizations.

bp - basis points
 Unaudited

                                            THE CHASE MANHATTAN CORPORATION
                                           CONSOLIDATED STATEMENT OF INCOME
                                         (in millions, except per share data)

                                                                                    %                                        %
                                                            Third Quarter       Over/(Under)         Nine Months        Over/(Under)
                                                            1998        1997       3QTR 97        1998          1997        YTD 97

   INTEREST INCOME

   Loans                                                  $3,287       $3,294         --        $10,008        $9,529          5%
   Securities                                                874          720         21%         2,652         2,177         22%
   Trading Assets                                            604          732        (17%)        1,996         2,063         (3%)
   Federal Funds Sold and Securities
     Purchased Under Resale Agreements                       517          623        (17%)        1,742         1,879         (7%)
    Deposits with Banks                                      150          149          1%           450           369         22%
                                                          ------        -----                   -------       -------
      Total Interest Income                                5,432        5,518         (2%)       16,848        16,017          5%
                                                          ------        -----                   -------       -------
   INTEREST EXPENSE
   Deposits                                                1,524         1,714       (11%)        5,123         4,797          7%
   Short-Term and Other Borrowings                         1,378         1,451        (5%)        4,365         4,263          2%
   Long-Term Debt                                            324           284        14%           954           814         17%
                                                           ------        -----                   -------       -------
     Total Interest Expense                                3,226         3,449        (6%)       10,442         9,874          6%
                                                           ------        -----                   -------       -------
   NET INTEREST INCOME                                     2,206         2,069         7%         6,406         6,143          4%
   Provision for Credit Losses                               455           190       139%         1,137           599         90%
   NET INTEREST INCOME                                     ------        -----                  -------       -------
    AFTER PROVISION FOR CREDIT LOSSES                      1,751         1,879        (7%)        5,269         5,544         (5%)
   NONINTEREST REVENUE                                     ------        -----                  -------       -------
   Investment Banking Fees                                   322           308         5%         1,121           767          46%
   Trust, Custody and Investment Management Fees             398           338        18%         1,129           969          17%
   Credit Card Revenue                                       381           281        36%         1,046           766          37%
   Fees for Other Financial Services                         522           505         3%         1,541         1,466           5%
   Trading Revenue                                           114           505       (77%)          927         1,401        (34%)
   Securities Gains                                          261            58       350%           442           189         134%
   Revenue from Equity-Related Investments                    60           249       (76%)          723           605          20%
   Other Revenue                                             137           102        34%           466           412          13%
                                                           ------        -----                   -------       -------
     Total Noninterest Revenue                             2,195         2,346        (6%)        7,395         6,575          12%
    NONINTEREST EXPENSE                                    ------        -----                   -------       -------
    Salaries                                               1,205         1,292        (7%)        3,729         3,526           6%
    Employee Benefits                                        221           206         7%           660           647           2%
    Occupancy Expense                                        198           194         2%           578           574           1%
    EquipmentExpense                                         219           192        14%           640           575          11%
    Other Expense                                            804           712        13%         2,374         2,104          13%
                                                           ------        -----                   -------       -------
     Total Noninterest Expense Before Restructuring Costs  2,647         2,596         2%         7,981         7,426           7%
    Restructuring Costs                                       --            71         NM           529           172         208%
                                                           ------        -----                   -------       -------
    Total Noninterest Expense                              2,647         2,667        (1%)        8,510         7,598          12%
                                                           ------        -----                   -------       -------
    INCOME BEFORE INCOME TAX EXPENSE                       1,299         1,558        (17%)       4,154         4,521          (8%)
    Income Tax Expense                                       462           576        (20%)       1,518         1,687         (10%)
                                                           ------        -----                   -------       -------
    NET INCOME                                              $837         $ 982        (15%)     $ 2,636       $ 2,834          (7%)
                                                           ------        -----                   -------       -------
    NET INCOME APPLICABLE TO COMMON STOCK                  $ 815         $ 941        (13%)     $ 2,556       $ 2,687          (5%)
                                                           ------        -----                   -------       -------
    NET INCOME PER COMMON SHARE:
       Basic                                               $0.96         $1.11        (14%)     $  3.02        $ 3.15          (4%)
       Diluted                                             $0.94         $1.08        (13%)     $  2.93        $ 3.04          (4%)

    NM - Not meaningful
    Certain amounts have been reclassified to conform to the current presentation.
    Unaudited

                                       THE CHASE MANHATTAN CORPORATION
                              NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                               (in millions)

                                                                                %                                      %
                                                          Third Quarter     Over/(Under)      Nine Months          Over/(Under)
    NONINTEREST REVENUE                                     1998    1997      3QTR 97      1998        1997          YTD 97
    Fees for Other Financial Services:
        Service Charges on Deposit Accounts                $ 92      $ 94      (2%)       $  275      $  280          (2%)
        Fees in Lieu of Compensating Balances                85        81       5%           256         236           8%
        Commissions on Letters of Credit and Acceptances     72        78      (8%)          218         224          (3%)
        Mortgage Servicing Fees                              43        59     (27%)          149         177         (16%)
        Loan Commitment Fees                                 31        30       3%           101          86          17%
        Other Fees                                          199       163      22%           542         463          17%
                                                          ------     -----                ------      ------
            Total                                         $ 522     $ 505       3%        $1,541      $1,466           5%
                                                          ------     -----                ------      ------
    Trading-Related Revenue: (a)
        Interest Rate Contracts                           $ 142     $  157    (10%)       $  378      $  539         (30%)
        Foreign Exchange Revenue                            263        226     16%           819         562           46%
        Debt Instruments and Other                         (146)       264     NM            271         739         (63%)
                                                          ------     -----                 ------      ------
            Total                                         $ 259     $  647    (60%)       $1,468      $1,840         (20%)
                                                          ------     -----                 ------      ------
    Other Revenue:
        Residential Mortgage Origination/Sales Activities $  105    $   37    184%        $  241      $   98         146%
        Gains on Sale of Partially-Owned Investments          --        --     --             --          44          NM
        All Other Revenue                                     32        65    (51%)          225         270         (17%)
                                                          ------     -----                 ------      ------
            Total                                         $  137     $ 102     34%        $  466      $  412          13%
                                                          ------     -----                 ------      ------


    NONINTEREST EXPENSE

    Other Expense:
        Professional Services                             $  180     $ 139     29%        $  483       $  408          18%
        Marketing Expense                                    108        90     20%           306          300           2%
        Telecommunications                                    90        77     17%           258          225          15%
        Travel and Entertainment                              58        49     18%           177          161          10%
        Amortization of Intangibles                           63        41     54%           188          123          53%
        Minority Interest (b)                                 12        19   (37%)            36           58        (38%)
        Foreclosed Property Expense                           (4)        6     NM              2            9        (78%)
        All Other                                            297       291     2%            924          820          13%
                                                          ------     -----                ------       ------
            Total                                         $  804    $  712    13%         $2,374       $2,104          13%
                                                          ------     -----                ------       ------


    (a) Includes net interest income attributable to trading activities.
    (b) Includes minority interest related to the REIT of $11 million in each quarter.
     NM - Not meaningful
     Certain amounts have been reclassified to conform to the current presentation.
     Unaudited

                                   THE CHASE MANHATTAN CORPORATION
                                   OPERATING INCOME RECONCILIATION
                                (in millions, except per share data)

                                          THIRD QUARTER 1998

                                                                 CREDIT
                                                 REPORTED         CARD           SPECIAL       OPERATING
                                                  RESULTS    SECURITIZATIONS      ITEMS          BASIS
       EARNINGS
       Total Revenue                             $  4,401        $  298           $ (191)       $ 4,508
       Noninterest Expense                          2,651                            (37)         2,614
                                                 --------        -------          -------       -------
       Operating Margin                             1,750           298             (154)         1,894
       Credit Costs                                   451           298               -             749
                                                 --------        -------          -------       -------
       Income Before Restructuring Costs            1,299            -              (154)         1,145
       Restructuring Costs                            -              -                -              -
                                                 --------        -------          -------       -------
       Income Before Taxes                          1,299            -              (154)         1,145
       Tax Expense                                    462            -               (55)           407
                                                 --------        -------          -------       -------
        Net Income                                $   837        $   -             $ (99)        $  738
                                                 --------        -------          -------       -------

       NET INCOME PER COMMON SHARE
       Basic                                      $  0.96                                        $ 0.84
       Diluted                                    $  0.94                                        $ 0.82

                                                    THIRD QUARTER 1997

                                                               CREDIT
                                                 REPORTED       CARD             SPECIAL         OPERATING
                                                  RESULTS      SECURITIZATIONS    ITEMS          BASIS
       EARNINGS
       Total Revenue                             $  4,415        $  249           $  -           $  4,664
       Noninterest Expense                          2,590            -              (85)            2,505
                                                 --------        -------          -------         --------
       Operating Margin                             1,825           249              85             2,159
       Credit Costs                                   196           249              -                445
                                                 --------        -------          -------         -------
       Income Before Restructuring Costs            1,629            -               85             1,714
       Restructuring Costs                             71            -              (71)              -
                                                 --------        -------          -------         -------
       Income Before Taxes                          1,558            -              156             1,714
       Tax Expense                                    576            -               57               633
                                                 --------        -------          -------         -------
       Net Income                                $    982         $  -            $  99          $  1,081
                                                 --------        -------          -------         -------

       NET INCOME PER COMMON SHARE
       Basic                                     $   1.11                                        $   1.23
       Diluted                                   $   1.08                                        $   1.19


       NOTES:
       Reported results represent amounts shown in Chase's financial statements, except restructuring costs have been separately displayed and foreclosed property expense is included in credit costs.
       Credit Card Securitizations excludes the impact of credit card securitizations.
       1998 special items include $191 million pre-tax income ($123 million after-tax) for prior years' tax refunds and a $37 million pre-tax charge ($24 million after-tax)for the accelerated vesting of stock-based awards. 1997 special items include an $85 million pre-tax charge ($54 million after-tax) for the accelerated vesting of stock-based awards and merger-related restructuring costs.
       Unaudited

                                  THE CHASE MANHATTAN CORPORATION
                             OPERATING INCOME RECONCILIATION (YEAR-TO-DATE)
                                   (in millions, except per share data)

                                                              NINE MONTHS 1998

                                                              CREDIT
                                                 REPORTED      CARD              SPECIAL        OPERATING
                                                 RESULTS      SECURITIZATIONS     ITEMS           BASIS
       EARNINGS
       Total Revenue                            $ 13,801        $  864            $(191)        $  14,474
       Noninterest Expense                         7,979            -               (37)            7,942
                                                 --------        -------          -------         -------
       Operating Margin                            5,822           864             (154)            6,532
       Credit Costs                                1,139           864              -               2,003
                                                 --------        -------          -------         -------
       Income Before Restructuring Costs           4,683            -              (154)            4,529
       Restructuring Costs                           529            -              (529)              -
                                                 --------        -------          -------         -------
       Income Before Taxes                         4,154            -               375             4,529
       Tax Expense                                 1,518            -               141             1,659
                                                 --------        -------          -------         -------
       Net Income                                $ 2,636          $ -             $ 234          $  2,870
                                                 --------        -------          -------         -------

       NET INCOME PER COMMON SHARE
       Basic                                     $  3.02                                         $   3.29
       Diluted                                   $  2.93                                         $   3.20

                                                              NINE MONTHS 1997

                                                              CREDIT
                                                 REPORTED      CARD             SPECIAL        OPERATING
                                                  RESULTS     SECURITIZATIONS    ITEMS           BASIS
       EARNINGS
       Total Revenue                             $ 12,718         $  730          $ (44)        $ 13,404
       Noninterest Expense                          7,417             -            (135)           7,282
                                                 --------        -------          -------         -------
       Operating Margin                             5,301            730             91            6,122
       Credit Costs                                   608            730             -             1,338
                                                 --------        -------          -------         -------
       Income Before Restructuring Costs            4,693             -              91            4,784
       Restructuring Costs                            172             -            (172)             -
                                                 --------        -------          -------         -------
       Income Before Taxes                          4,521             -             263            4,784
       Tax Expense                                  1,687             -              98            1,785
                                                 --------        -------          -------         -------
       Net Income                                $  2,834          $  -           $ 165          $ 2,999
                                                 --------        -------          -------         -------
       NET INCOME PER COMMON SHARE
       Basic                                     $   3.15                                        $  3.35
       Diluted                                   $   3.04                                        $  3.22


       NOTES:
       Reported results represent amounts shown in Chase's financial statements, except restructuring costs have been separately displayed and foreclosed property expense is included in credit costs.
       Credit Card Securitizations excludes the impact of credit card securitizations.
       1998 special items include $191 million pre-tax income ($123 million after-tax) for prior years' tax refunds, a $37 million pre-tax charge ($24 million after-tax) for the accelerated vesting of stock-based awards, the $510 million pre-tax charge ($320 million after-tax) in the first quarter, taken in connection with initiatives to streamline support functions and realign certain business functions, and merger-related restructuring costs of $19 million pre-tax ($13 million after-tax).
       1997 special items include a $44 million pre-tax gain ($28 million after-tax) from the sale of a partially-owned foreign investment, $135 million pre-tax charge ($85 million after-tax) for the accelerated vesting of stock-based awards, and merger-related restructuring costs. Unaudited

                                    THE CHASE MANHATTAN CORPORATION
                                       CONSOLIDATED BALANCE SHEET
                                             (in millions)

                                                                                                                   %
                                                                                                               Over/(Under)
                                                                                    September 30,                Sept. 30,
                                                                                1998            1997                1997

     ASSETS

     Cash and Due from Banks                                                $  14,585         $ 14,367                2%
     Deposits with Banks                                                        3,877            4,152              (7%)
     Federal Funds Sold and Securities
         Purchased Under Resale Agreements                                     23,591           38,958             (39%)
     Trading Assets:
         Debt and Equity Instruments                                           28,491           42,456             (33%)
         Risk Management Instruments                                           33,313           33,296                --
     Securities                                                                57,465           47,241               22%
     Loans                                                                    166,572          163,087                2%
     Allowance for Credit Losses                                              (3,554)          (3,462)                3%
                                                                            ---------        ---------
     Net Loans                                                                163,018          159,625                2%
     Other Assets                                                              32,110           26,479               21%
                                                                            ---------        ---------
         TOTAL ASSETS                                                       $ 356,450        $ 366,574              (3%)
                                                                            ---------        ---------
     LIABILITIES
     Deposits:
       Domestic:
         Noninterest-Bearing                                                $  46,231        $  39,131               18%
         Interest-Bearing                                                      76,115           69,587                9%
       Foreign:
         Noninterest-Bearing                                                    3,877            3,777                3%
         Interest-Bearing                                                      74,096           69,293                7%
                                                                             ---------        ---------
     Total Deposits                                                           200,319          181,788               10%
     Federal Funds Purchased and Securities
         Sold Under Repurchase Agreements                                      43,156           65,453              (34%)
     Commercial Paper                                                           4,239            4,584               (8%)
     Other Borrowed Funds                                                       7,761            7,085               10%
     Trading Liabilities                                                       44,491           53,498              (17%)
     Accounts Payable, Accrued Expenses and Other Liabilities                  16,312           17,161               (5%)
     Long-Term Debt                                                            14,216           13,899                2%
     Guaranteed Preferred Beneficial Interests in Corporation's
         Junior Subordinated Deferrable Interest Debentures                     2,188            1,390               57%
                                                                             ---------        ---------
         TOTAL LIABILITIES                                                    332,682          344,858               (4%)
                                                                             ---------        ---------
     PREFERRED STOCK OF SUBSIDIARY                                                550              550                --
                                                                             ---------        ---------
     STOCKHOLDERS' EQUITY
     Preferred Stock                                                            1,028            1,740              (41%)
     Common Stock                                                                 882              441              100%
     Capital Surplus                                                            9,852           10,357               (5%)
     Retained Earnings                                                         12,722           10,508               21%
     Accumulated Other Comprehensive Income                                       701              144              387%
     Treasury Stock, at Cost                                                  (1,967)           (2,024)              (3%)
                                                                            ---------        ---------
         TOTAL STOCKHOLDERS' EQUITY                                            23,218           21,166               10%
         TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY                   ---------        ---------
            AND STOCKHOLDERS' EQUITY                                       $  356,450        $ 366,574               (3%)
                                                                            ---------        ---------

     Certain amounts have been reclassified to conform to the current presentation.
     Unaudited

                                  THE CHASE MANHATTAN CORPORATION
                                 CONSOLIDATED STATEMENT OF CHANGES
                                    IN STOCKHOLDERS' EQUITY
                                         (in millions)

                                                                                Nine Months Ended
                                                                                    September 30,
                                                                             1998                 1997

       Preferred Stock:
       Balance at Beginning of Year                                        $  1,740             $  2,650
       Issuance of Stock                                                        200                   --
       Redemption of Stock                                                     (912)                (910)
                                                                           ---------            ---------
       Balance at End of Period                                            $  1,028             $  1,740
                                                                           ---------            ---------
       Common Stock:
       Balance at Beginning of Year                                        $    441             $    441
       Issuance of Common Stock for a Two-for-One Stock Split                   441                   --
                                                                           ---------            ---------
       Balance at End of Period                                            $    882             $    441
                                                                           ---------            ---------
       Capital Surplus:
       Balance at Beginning of Year                                        $ 10,360             $ 10,459
       Issuance of Common Stock for a Two-for-One Stock Split                  (441)                  --
       Shares Issued and Commitments to Issue Common Stock
          for Employee Stock-Based Awards and Related Tax Effects               (67)                (102)
                                                                           ---------            ---------
      Balance at End of Period                                            $   9,852             $ 10,357
                                                                           ---------            ---------
       Retained Earnings:
       Balance at Beginning of Year                                        $  11,086             $  8,610
       Net Income                                                              2,636                2,834
       Cash Dividends Declared:
          Preferred Stock                                                        (80)                (147)
          Common Stock                                                          (920)                (789)
                                                                            ---------            ---------
       Balance at End of Period                                             $ 12,722             $ 10,508
                                                                            ---------            ---------
       Accumulated Other Comprehensive Income: (a)
       Balance at Beginning of Year                                         $    112             $   (271)
       Other Comprehensive Income                                                589                  415
                                                                            ---------            ---------
       Balance at End of Period                                             $    701             $    144
                                                                            ---------            ---------
       Common Stock in Treasury, at Cost:
       Balance at Beginning of Year                                         $ (1,997)             $  (895)
       Purchase of Treasury Stock                                             (1,038)              (2,036)
       Reissuance of Treasury Stock                                            1,068                  907
                                                                            ---------            ---------
       Balance at End of Period                                             $ (1,967)             $(2,024)
                                                                            ---------            ---------
       Total Stockholders' Equity                                           $ 23,218             $ 21,166
                                                                            ---------            ---------
------------------------------------------------------------------------------------------------------------------------------------
       Comprehensive Income: (a)
       Net Income                                                           $  2,636             $  2,834
       Other Comprehensive Income                                                589                  415
                                                                            ---------            ---------
       Comprehensive Income                                                 $  3,225             $  3,249
                                                                            ---------            ---------

 (a) Effective with the first quarter 1998, Chase adopted SFAS 130, which defines and establishes the standards for reporting comprehensive income. Comprehensive income for Chase includes net income as well as the change in unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments.

 Prior period amounts have been reclassified to conform to the current presentation.
 Unaudited

                                     THE CHASE MANHATTAN CORPORATION
                                       CREDIT RELATED INFORMATION
                                              (in millions)

                                                                                 %
                                                                             Over/(Under)
                                                        September 30,          Sept. 30,
  LOANS OUTSTANDING                                1998            1997           1997
  CONSUMER
  Domestic Consumer:
     1-4 Family Residential Mortgages           $ 39,250         $ 38,730          1%
     Credit Card                                  12,472           11,618          7%
     Other Consumer                               23,480           21,712          8%
                                                  ------           ------
  Total Domestic Consumer                         75,202           72,060          4%
  Total Foreign Consumer                           3,951            3,692          7%
                                                  ------           ------
  Total Consumer                                  79,153           75,752          4%
  COMMERCIAL                                      ------           ------
  Domestic Commercial:
     Commercial and Industrial                    48,011           43,908          9%
     Commercial Real Estate                        5,071            6,555        (23%)
                                                  ------           ------
  Total Domestic Commercial                       53,082           50,463          5%
  Total Foreign Commercial                        34,337           36,872         (7%)
                                                  ------           ------
  Total Commercial                                87,419           87,335          --
                                               ---------         --------
  Total Loans                                   $166,572         $163,087          2%
                                               ---------         --------
  NONPERFORMING ASSETS
  CONSUMER
  Domestic Consumer:
     1-4 Family Residential Mortgages           $    343         $    324          6%
     Credit Card                                      --               --          --
     Other Consumer                                   54               32         69%
                                                  ------           ------
  Total Domestic Consumer                            397              356         12%
  Total Foreign Consumer                              21               21          --
                                                  ------           ------
  Total Consumer                                     418              377         11%
  COMMERCIAL                                      ------           ------
  Domestic Commercial:
     Commercial and Industrial                       353              310         14%
     Commercial Real Estate                           53              119        (55%)
                                                  ------           ------
  Total Domestic Commercial                          406              429         (5%)
  Total Foreign Commercial                           559              125        347%
                                                  ------           ------
  Total Commercial                                   965              554         74%
                                                  ------           ------
  Total Nonperforming Loans                        1,383              931         49%
                                                  ------           ------
  Derivative and Foreign Exchange Contracts           19               --          NM
  Assets Acquired as Loan Satisfactions              131              105         25%
                                               ---------         --------
  Total Nonperforming Assets                     $ 1,533          $ 1,036         48%
                                               ---------         --------


                                                                             %                                      %
                                                     Third Quarter       Over/(Under)       Nine Months         Over/(Under)
  NET CHARGE-OFFS                                  1998        1997        3QTR 97         1998    1997          YTD 97
  CONSUMER
  Domestic Consumer:
     1-4 Family Residential Mortgages             $   6       $   8         (25%)        $   22     $  21            5%
     Credit Card                                    187         132          42%            550       403           36%
     Other Consumer                                  56          56           --            181       171            6%
                                                    ---         ---                         ---       ---
  Total Domestic Consumer                           249         196          27%            753       595           27%
  Total Foreign Consumer                              6           3         100%             14         9           56%
                                                    ---         ---                         ---       ---
  Total Consumer                                    255         199          28%            767       604           27%
  COMMERCIAL                                        ---         ---                         ---       ---
  Domestic Commercial:
     Commercial and Industrial                      (59)         14           NM            (77)       32            NM
     Commercial Real Estate                          (3)        (13)          NM             (9)      (23)           NM
                                                    ---         ---                         ---       ---
  Total Domestic Commercial                         (62)          1           NM            (86)        9            NM
  Total Foreign Commercial                          154         (10)          NM            326       (14)           NM
                                                    ---         ---                         ---       ---
  Total Commercial                                   92          (9)          NM            240        (5)           NM
                                                    ---         ---                         ---       ---
  Derivative and Foreign Exchange Contracts         108          --           NM            130        --            NM
                                                    ---         ---                         ---       ---
  Total Net Charge-offs                           $ 455       $ 190         139%         $1,137      $599           90%
                                                    ---         ---                         ---       ---


  NM - Not meaningful
  Unaudited

                                   THE CHASE MANHATTAN CORPORATION
                                CREDIT RELATED INFORMATION (Continued)



     CREDIT CARD PORTFOLIO (excluding                                 As of or For The              As of or For The
        the impact of securitizations): *                            Three Months Ended             Nine Months Ended
                                                                       September 30,                  September 30,
            (in millions, except ratios)                           1998           1997            1998            1997

     Average Credit Card Receivables                            $ 31,607       $ 27,630         $ 31,991          $ 26,527
     Past Due 90 Days or More and Accruing                      $    675       $    528         $    675          $    528
        As a Percentage of Average Credit Card Receivables          2.14%          1.91%            2.11%             1.99%
     Net Charge-offs                                            $    489       $    379         $  1,425          $  1,125
        As a Percentage of Average Credit Card Receivables          6.19%          5.49%            5.94%             5.65%

     * Includes domestic and international credit card activity.



                                               SELECTED COUNTRY EXPOSURE
                                                      (in billions)

                                                                                                            At Dec. 31,
                                                         At September 30, 1998 (a)                              1997
                                         -------------------------------------------------------------      ------------
                                                            Foreign                            Total            Total
                                          Lending-         Exchange                            Cross-           Cross-
                                          Related            and              Resale           Border           Border
               ASIA                       and Other (b)    Derivatives (c)  Agreements (d)    Exposure          Exposure
         -------------------
          Japan                            $    3.8         $   1.9           $   0.1         $    5.8           $   9.6
          Australia                             2.3             1.1                -               3.4               5.0
          Korea                                 2.0             0.5                -               2.5               5.4
          Hong Kong                             2.0             0.3                -               2.3               3.6
          Indonesia                             1.2             0.2                 -              1.4               2.6
          Thailand                              1.2             0.2                 -              1.4               2.1
          Singapore                             1.1             0.3                 -              1.4               1.8
          Philippines                           0.7              -                  -              0.7               1.1
          Malaysia                              0.5             0.1                 -              0.6               1.1
          All Other Asia                        1.7             0.2               0.1              2.0               1.7
                                           --------         -------           -------          -------           -------
               Total Asia                  $   16.5         $   4.8           $   0.2          $  21.5           $  34.0
                                           --------         -------           -------          -------           -------
          LATIN AMERICA
         -------------------
          Brazil                            $   2.8        $    0.1           $   0.9          $   3.8          $    4.9
          Argentina                             2.3             0.1               0.5              2.9               3.3
          Mexico                                1.5             0.6               0.5              2.6               3.0
          Chile                                 1.1              -                 -               1.1               1.6
          Colombia                              0.9              -                 -               0.9               0.8
          Venezuela                             0.4              -                0.1              0.5               1.0
          All Other Latin America (e)           0.8             0.2                -               1.0               1.5
                                            --------         -------           -------          -------           -------
               Total Latin America         $    9.8        $    1.0           $   2.0          $  12.8           $  16.1
                                            --------         -------           -------          -------           -------

 (a)Estimated cross-border disclosure is based on Chase's credit risk management policies in assessing Chase's cross-border risk.
 (b)Includes loans and accrued interest, interest-bearing deposits with banks, trading debt and equity instruments, acceptances, other monetary assets, issued letters of credit, undrawn commitments to extend credit and local currency assets, net of local currency liabilities.
 (c)Foreign exchange largely represents the mark-to-market exposure of spot and forward contracts. Derivatives largely represent the mark-to-market exposure of risk management instruments. Mark-to-market exposure is a measure, at a point in time, of the value of a foreign exchange or derivative contract in the open market. The impact of legally enforceable master netting agreements on these foreign exchange and derivative contracts reduced exposure by $16.7 billion at September 30, 1998 and $12.7 billion at December 31, 1997.
 (d)A majority of this exposure represents resale agreements with investment grade counterparties from G-7 (Group of 7) countries. G-7 countries are the United States, United Kingdom, Germany, Japan, Italy, France, and Canada.
 (e)Excludes Bermuda and Cayman Islands.
  Unaudited

                           THE CHASE MANHATTAN CORPORATION
           Condensed Average Consolidated Balance Sheet, Interest and Rates
                 (Taxable-Equivalent Interest and Rates; in millions)

                                                             Three Months Ended                  Three Months Ended
                                                              September 30, 1998                 September 30, 1997
                                                      ---------------------------------     ------------------------------
                                                      Average                Rate           Average                    Rate
                                                      Balance     Interest  (Annualized)      Balance      Interest   (Annualized)
     ASSETS
     Liquid Interest-Earning Assets                    $ 63,853   $ 1,271       7.89%         $ 83,331     $ 1,504        7.16%
     Securities                                          56,897       879       6.13%           45,039         725        6.38%
     Loans                                              166,134     3,288       7.86%          161,247       3,296        8.11%
                                                        -------     -----                      -------       -----
     Total Interest-Earning Assets                      286,884     5,438       7.52%          289,617       5,525        7.57%
     Noninterest-Earning Assets                          75,981                                 70,697
                                                       --------                               --------
         Total Assets                                  $362,865                               $360,314
                                                       --------                               --------
     LIABILITIES
     Interest-Bearing Deposits                         $150,787     1,524(a)    4.01%          $139,091       1,714        4.89%
     Short-Term and Long-Term Debt                       90,976     1,702       7.42%           108,245       1,735        6.36%
                                                        -------     -----                      --------       -----
     Total Interest-Bearing Liabilities                 241,763     3,226       5.29%          247,336        3,449        5.53%
     Noninterest-Bearing Deposits                        45,684     -----                       41,935        -----
     Other Noninterest-Bearing Liabilities               52,021                                 49,493
                                                        -------                                -------
         Total Liabilities                              339,468                                338,764
                                                        -------                                -------
     PREFERRED STOCK OF SUBSIDIARY                          550                                    550
     STOCKHOLDERS' EQUITY                               -------                                -------
     Preferred Stock                                      1,166                                  1,977
     Common Stockholders' Equity                         21,681                                 19,023
                                                        -------                                -------
         Total Stockholders' Equity                      22,847                                 21,000
     Total Liabilities, Preferred Stock of Subsidiary  --------                               --------
         and Stockholders' Equity                      $362,865                               $360,314
                                                       --------                               --------
     INTEREST RATE SPREAD                                                       2.23%                                    2.04%
     NET INTEREST INCOME AND NET YIELD                                          -----                                    -----
         ON INTEREST-EARNING ASSETS                               $ 2,212       3.06%                     $ 2,076        2.84%
                                                                  -------       -----                     -------        -----
     NET INTEREST INCOME AND NET YIELD
         ON INTEREST-EARNING ASSETS (b)                           $ 2,586       3.36%(a)                  $ 2,395        3.12%
                                                                  -------       -----                     -------        -----
------------------------------------------------------------------------------------------------------------------------------------
                                                               Nine Months Ended                       Nine Months Ended
                                                              September 30, 1998                       September 30, 1997
                                                     ----------------------------------      -------------------------------------
                                                      Average                 Rate           Average                    Rate
                                                      Balance    Interest    (Annualized)      Balance     Interest    (Annualized)
     ASSETS
     Liquid Interest-Earning Assets                    $ 71,187   $ 4,188       7.86%         $ 79,828     $ 4,311        7.22%
     Securities                                          56,511     2,668       6.31%           44,329       2,190        6.61%
     Loans                                              168,128    10,012       7.96%          156,942       9,535        8.12%
                                                        -------    ------                      -------      ------
     Total Interest-Earning Assets                      295,826    16,868       7.62%          281,099      16,036        7.63%
     Total Noninterest-Earning Assets                    75,623                                 68,470
                                                       --------                               --------
         Total Assets                                  $371,449                               $349,569
                                                       --------                               --------
     LIABILITIES
     Total Interest-Bearing Deposits                   $151,240     5,123 (a)   4.53%         $135,332       4,797        4.74%
     Short-Term and Long-Term Debt                      100,300     5,319       7.09%          103,088       5,077        6.58%
                                                       --------    ------                     --------       -----
     Total Interest-Bearing Liabilities                 251,540    10,442       5.55%          238,420       9,874        5.54%
     Noninterest-Bearing Deposits                        45,340    ------                       41,302       -----
     Other Noninterest-Bearing Liabilities               51,655                                 48,343
                                                        -------                                -------
         Total Liabilities                              348,535                                328,065
                                                        -------                                -------
     PREFERRED STOCK OF SUBSIDIARY                          550                                    550
     STOCKHOLDERS' EQUITY                               -------                                -------
     Preferred Stock                                      1,365                                  2,371
     Common Stockholders' Equity                         20,999                                 18,583
                                                        -------                                -------
         Total Stockholders' Equity                      22,364                                 20,954
     Total Liabilities, Preferred Stock of Subsidiary  --------                               --------
         and Stockholders' Equity                      $371,449                               $349,569
                                                       --------                               --------
     INTEREST RATE SPREAD                                                       2.07%                                     2.09%
     NET INTEREST INCOME AND NET YIELD                                          -----                                     -----
         ON INTEREST-EARNING ASSETS                               $ 6,426       2.90%                      $ 6,162        2.93%
     NET INTEREST INCOME AND NET YIELD                            -------       -----                      -------        -----
         ON INTEREST-EARNING ASSETS (b)                           $ 7,519       3.20% (a)                  $ 7,075        3.20%
                                                                  -------       -----                      -------        -----

     (a) Includes $191 million pre-tax income for prior years' tax refunds. Excluding this amount, the net yield on interest-earning assets excluding the impact of credit card securitizations would be 3.11% for the 1998 third quarter and 3.12% for the 1998 first nine months.
     (b)  Excludes the impact of the credit card securitizations.
     Unaudited